FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT is made and entered into effective as of this 30th day of November, 2023 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the “Bank”), and ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), not individually but solely on behalf of its respective Funds as set forth on Exhibit A to the Loan Agreement, separately and not jointly (each such Fund a “Borrower” and collectively the “Borrowers”), and with its address at 11100 Santa Monica Boulevard, Suite 1700, Los Angeles, California 90025.

    W I T N E S S E T H:

WHEREAS, the Bank and the Trust on behalf of the Borrowers entered into a loan agreement originally effective as of June 15, 2023 (the “Loan Agreement”); and

WHEREAS, the parties wish to further amend the Loan Agreement in order to amend, modify or restate certain provisions (this amendment herein sometimes called the “First Amendment”).

NOW, THEREFORE, the parties agree as follows:

1.Changes in Loan Facility.
A.The Funds previously listed in Exhibit A to the Loan Agreement are hereby amended and restated in their entirety as set forth in Exhibit A attached hereto. In addition, Schedule A to the Pledge and Security Agreement and Schedule A to the Securities Account Control Agreement are both hereby amended and restated in their entirety to be identical to Exhibit A to the Loan Agreement as amended and restated hereby.
B.Section 2(b) of the Loan Agreement is hereby amended to provide that the Loans, as modified hereby, shall be evidenced by a new amended and restated promissory note in the form attached to this First Amendment as Exhibit B and made a part hereof (hereinafter called the "Amended and Restated Note"). The Borrowers and the Bank acknowledge and agree that the obligations of the Borrowers to the Bank under the prior Note shall not be deemed canceled or satisfied, but shall now be deemed evidenced by the attached Amended and Restated Note, and such Note and the Loans evidenced thereby shall continue to be subject to the various provisions of the Loan Agreement. Upon the effectiveness of this First Amendment, the term "Note" as used in the Loan Agreement and the other Loan Documents shall be deemed to refer to the new Amended and Restated Note.
C.Section 6(a)(i) of the Loan Agreement is supplemented so that the Trust on behalf of the Funds shall provide the Bank herewith in the form of Exhibit C hereto with an updated and revised Officer’s Certificate certifying that as to incumbency, the name, title, and specimen signature and/or email address of each individual who shall be authorized (each an “Authorized Officer”) (1) to sign, in the name of the Borrower’s revisions to and amendments of this Agreement and the other Loan Documents, and/or (2) to request Loans and authorize loan repayments, give certificates and notices (including, without limitation, new Officer’s Certificates) and to take other action on behalf of Borrowers under this Agreement. Only Authorized Officers who are duly elected executive officers of the Trust are authorized to provide the Bank with the names of those Authorized Officers to be added to or deleted from status as such Authorized Officers, and/or the names of others authorized to undertake Loan requests and arrange Loan repayments hereunder.

2.Effectiveness. This First Amendment shall be effective upon delivery to the Bank of an original First Amendment and the original Amended and Restated Promissory Note and the original Revised Officer’s Certificate, all duly executed by the Trust on behalf of the respective Borrowers.
3.Representations, Warranties and Covenants. The Trust on behalf of itself and the Borrowers further represents and warrants that:
A.This First Amendment has been duly executed and delivered by the Trust on behalf of the Borrowers, is authorized by all requisite action of the Trust and such Funds and is the legal, valid, binding and enforceable obligation of the Trust and such Funds; and
B.The execution and delivery of this First Amendment by the Trust on behalf of the Borrowers will not constitute a violation of any applicable law or a breach of any provision contained in the Declaration of Trust or other governing documents of the Trust or such Funds, or contained in any order of any court or any other governmental agency or in any agreement, instrument or document to which the Trust or the Borrowers are a party or by which the Trust, the Borrowers or any of their assets or properties are bound; and
C.Except as previously or agreed to be waived by the Bank in writing, or as noted in Schedule One attached hereto, there is outstanding no Event of Default or event which with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this First Amendment; and
D.Except as modified hereby or as noted in said Schedule One, all representations, warranties and covenant or as to the Trust or the Borrowers set forth in the Loan Agreement or any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.
4.Miscellaneous.
A.As amended hereby, the Loan Agreement shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement as amended hereby.
B.Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.
C.The Trust or the Borrowers shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by it or for which it becomes obligated in connection with or arising out of this First Amendment.
D.Except as amended hereby, the Loan Agreement and all other Loan Documents shall be deemed confirmed and on-going in accord with their terms.
E.This First Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

IN WITNESS WHEREOF, the parties have executed this First Amendment by their respective duly authorized officers effective as of the date noted above.

    U.S. BANK NATIONAL ASSOCIATION

By: _______________________________________
Andrew D. Mihaly
Vice President

    The Bank as Custodian and Secured Third Party:
    U.S. BANK NATIONAL ASSOCIATION

    By: ________________________________________
             Jeffrey R. Eschenbrenner
         Assistant Vice President

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

    ARISTOTLE FUNDS SERIES TRUST
    Not individually but solely on behalf of its Funds listed
On Exhibit A to this Agreement, separately and not jointly

    By:
     Kim St. Hilaire
         Vice President

EXHIBIT A
To First Amendment to Loan Document

PLEDGE ACCOUNT NUMBER	FUND NAME
19-4901	Aristotle Ultra Short Income Fund
19-4902	Aristotle Short Duration Income Fund
19-4903	Aristotle Core Income Fund
19-4904	Aristotle ESG Core Bond Fund
19-4905	Aristotle Strategic Income Fund
19-4907	Aristotle High Yield Bond Fund
19-4908	Aristotle Small/Mid Cap Equity Fund
19-4909	Aristotle Small Cap Equity Fund
19-4913	Aristotle Portfolio Optimization Conservative Fund
19-4914	Aristotle Portfolio Optimization Moderate Conservative Fund
19-4915	Aristotle Portfolio Optimization Moderate Fund
19-4916	Aristotle Portfolio Optimization Growth Fund
19-4917	Aristotle Portfolio Optimization Aggressive Growth Fund
19-4910	Aristotle Growth Equity Fund
19-4911	Aristotle Core Equity Fund
19-4912	Aristotle International Equity Fund
19-4918	Aristotle/Saul Global Equity Fund
19-4921	Aristotle Value Equity Fund

Schedule One
To First Amendment to Loan Agreement

Nothing to disclose

EXHIBIT B
AMENDED AND RESTATED PROMISSORY NOTE

$400,000,000                                    Cincinnati, Ohio
                                        November 30, 2023

ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (“Trust”), not individually but only on behalf of each of its Funds listed in Schedule “A” (attached hereto and made a part hereof), severally and not jointly (each a “Borrower” and collectively the “Borrowers” hereunder), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the “Bank”), or its successors or assigns, on or before June 13, 2024, or such earlier date specified in the Loan Agreement as the Maturity Date (“Maturity Date”), the principal sum of Four Hundred Million Dollars ($400,000,000), or such portion thereof as may be outstanding from time to time as Loans to the Borrowers under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Promissory Note is the “Amended and Restated Note” to which reference is made in the First Amendment to Loan Agreement dated as of even date herewith between the Borrowers and the Bank (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrowers under the Loan Agreement and evidenced by this Note (the “Loans”). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires.

This Note shall bear interest at a rate per annum equal to the greater of (a) zero percent (0.0%) or (b) the Prime Rate minus one percent (1.0%), which interest shall be payable monthly, in arrears, commencing on December 1, 2023 and on the first day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that a Borrower may at its option pay such interest whenever all or any part of its Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever such Borrower repays all or part of such Borrower’s Loan as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term “Prime Rate” shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding to any Borrower exceeds the Borrower Limit for such Borrower at any time, such excess shall be immediately due and payable, (ii) if the aggregate principal amount of the Loans outstanding to all Borrowers under the Loan

Agreement exceeds the Maximum Amount at any time, the Borrower’s pro rata share of such excess (as determined pursuant to section 3(a)(i) of the Loan Agreement) shall be immediately due and payable and (iii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to no less than $1,000.00 (or, if less, the then-outstanding balance of this Note).

If any payment due from a Borrower is not made within ten (10) days after the date due, such Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An “Event of Default” as described in the Loan Agreement with respect to a Borrower shall constitute an Event of Default hereunder. Upon the occurrence of such an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity with respect to such Borrower. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default with respect to a Borrower, this Note shall bear interest applicable to such Borrower (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrowers in writing. Each Borrower authorizes the Bank to charge any account, in the name of such Borrower, or charge or increase any loan balance of such Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by each Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank’s regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

Each Borrower’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights as to any Collateral provided by the Borrower or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, each Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. Each Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. Each Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrowers are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

Each Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Note at any time after the Loans and/or other obligations of the Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. Each Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Note and/or any and all collateral and security for the Loans and obligations.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

                        ARISTOTLE FUNDS SERIES TRUST,
                        not individually but solely on behalf of each
                        of its Funds listed on Schedule “A” to this
                        Note, separately and not jointly

                        By:
                        Name: Kim St. Hilaire
                        Title:      Vice President

Schedule “A”
To Amended and Restated Promissory Note

PLEDGE ACCOUNT NUMBER	FUND NAME
19-4901	Aristotle Ultra Short Income Fund
19-4902	Aristotle Short Duration Income Fund
19-4903	Aristotle Core Income Fund
19-4904	Aristotle ESG Core Bond Fund
19-4905	Aristotle Strategic Income Fund
19-4907	Aristotle High Yield Bond Fund
19-4908	Aristotle Small/Mid Cap Equity Fund
19-4909	Aristotle Small Cap Equity Fund
19-4913	Aristotle Portfolio Optimization Conservative Fund
19-4914	Aristotle Portfolio Optimization Moderate Conservative Fund
19-4915	Aristotle Portfolio Optimization Moderate Fund
19-4916	Aristotle Portfolio Optimization Growth Fund
19-4917	Aristotle Portfolio Optimization Aggressive Growth Fund
19-4910	Aristotle Growth Equity Fund
19-4911	Aristotle Core Equity Fund
19-4912	Aristotle International Equity Fund
19-4918	Aristotle/Saul Global Equity Fund
19-4921	Aristotle Value Equity Fund

EXHIBIT C

REVISED OFFICER’S CERTIFICATE

The persons listed immediately below under “Executive Officer” are duly elected executive officers of the Trust and (a) each is an Authorized Officer under the Loan Agreement and is authorized to execute on behalf of the Borrowers and deliver to the Bank this Certificate and all other documents and instruments described in the applicable resolutions of the Trust on file with the Bank and in Section 6(a)(i) of the Loan Agreement and (b) each of those individuals listed below who are duly elected executive officers of the Trust is authorized to provide the Bank in the future with the names of additional Authorized Officers and/or the deletions of any such Authorized Officers under the Loan Agreement.  In order to facilitate the ability of the Bank to accept from the Trust or any Borrower from time to time any document or instrument executed pursuant to or in accordance with Loan Agreement specifically (but without limitation) Sections 2(c), 6(a)(i) or 8(n), including through the use of secure digital encryption technology, such as DocuSign eSignature®, the Borrowers hereby confirm to the Bank that the Trust’s Authorized Officers and other additional persons designated by an Authorized Officer (who is an executive officer of the Trust) as authorized to request Loan advances and authorize Loan repayments under the Loan Agreement (and their names, titles, respective email addresses, and signatures (if any) on file with the Bank), are those to whom the Bank may send and receive as authorized such instructions for electronic signatures.  As of the date hereof, the Authorized Officers of the Trust (including executive officers and non-executive officers) and those other individuals with authority limited to requesting Loans and authorizing Loan repayments are as follows:

Executive Officers:

Name	Title	Email
Richard Schweitzer	President	rschweitzer@aristotlecap.com
Kim St. Hilaire	Vice President	ksthilaire@aristotlecap.com
Joshua Schwab	Treasurer & Vice President	jschwab@aristotlecap.com
J.G. Lallande	Secretary & Vice President	jlallande@aristotlecap.com
Thomas Fuccillo	Chief Compliance Officer & Chief Legal Officer	tfuccillo@aristotlecap.com

Other Authorized Officers:

Name	Title	Email
Joanne Chyun	Assistant Treasurer & Vice President	jchyun@aristotlecap.com

Individuals limited to only requesting Loans and authorizing Loan repayments:

Name	Title	Email
Genevieve Plourde	Senior Vice President	gplourde@aristotlecap.com

Kristie Sykes	Vice President	ksykes@aristotlecap.com

Any such Authorized Officer who is an executive officer of the Trust may, from time to time, notify the Bank in writing of changes to the list of such Authorized Officers or such other persons, their titles and/or their email addresses for purposes of requesting advances, making repayments or receiving instructions regarding electronic signatures, on the Authorized Officers and signers change request form (the “Signatory Update Form”) attached hereto as Schedule C-1.

Dated as of November 30, 2023

    ARISTOTLE FUNDS SERIES TRUST,
    not individually but solely on behalf of its Funds
    listed on Exhibit A to the Loan Agreement

    By: ____________________________
    Name: Kim St. Hilaire
    Title: Vice President

SCHEDULE C-1
To Revised Officer’s Certificate
Signature Authority Update Form

Andrew D. Mihaly
Vice President
U.S. Bank Mutual Fund Lending
425 Walnut Street, CN-OH-W6TC
Cincinnati, Ohio 45202

Dear Andy:

Aristotle Funds Series Trust, a Delaware statutory trust (the “Trust”), acting on behalf of the Borrowers under the Loan Agreement, would like to modify the Authorized Officers and/or persons authorized to request advances and direct repayments under the Loan Agreement with the Bank.

Please add the following persons as Authorized Officers who are executive officers of the Trust:

Name:
Title:
Email:

Name:
Title:
Email:

Please add the following persons as Authorized Officers (non-executive officers of the Trust):

Name:
Title:
Email:

Name:
Title:
Email:

Please add the following persons as authorized only to request advances and arrange repayments:

Name:
Title:
Email:

Name:

Title:
Email:

Please remove the following persons from being Authorized Officers who are executive officers of the Trust:

Name:
Title:
Email:

Name:
Title:
Email:

Please remove the following persons from being Authorized Officers (non-executive officers of the Trust):

Name:
Title:
Email:

Name:
Title:
Email:

Please remove the following persons from being authorized to request advances and arrange repayments:

Name:
Title:
Email:

Name:
Title:
Email:

The undersigned, as an existing executive officer and Authorized Officer of the Trust: (a) approved the addition and/or deletion of the individuals listed above, and (b) certifies that the undersigned has been authorized to do so by the Board of Directors of the Trust.

By:_________________________________
Title
Date: